SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2019

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On May 22, 2019, ProAssurance Corporation announced the Board of Directors has elected
Edward L. Rand, Jr., the Company’s President and Chief Operating Officer, to succeed W. Stancil Starnes as Chief Executive Officer effective July 1, 2019. On that date, Mr. Starnes will have completed his twelfth year as Chief Executive Officer and will transition solely into the role of Executive Chairman of the Board. The Company also announced that Thomas A. S. Wilson, M.D., will continue to serve as the independent lead director for the Board, strengthening the Company’s dedication to sound governance. On May 22, 2019, ProAssurance issued a news release, included as Exhibit 99.1 to this Current Report on Form 8-K, announcing these executive management changes.
Also on May 22, 2019, and as reported in Item 5.07 (below), and incorporated into this Item 5.02 by reference, our shareholders elected Edward L. Rand, Jr., and Maye Head Frei to our Board of Directors. Our shareholders also re-elected Kedrick D. Adkins, Jr., Bruce D. Angiolillo, and W. Stancil Starnes, to our Board of Directors. On May 22, 2019, ProAssurance issued a news release, included as Exhibit 99.2 to this Current Report on Form 8-K, announcing these changes to its Board of Directors.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
At the Annual Meeting of Stockholders of ProAssurance Corporation, held on May 22, 2019, our stockholders voted on three proposals with the following outcomes:

(a)
Edward L. Rand, Jr. was elected to the Board for a term ending at the Annual Meeting of Shareholders in 2020 at which time he will be eligible for election for a full three-year term. Maye Head Frei was elected to the Board for a full three-year term ending at the Annual Meeting of Shareholders in 2022. Kedrick D. Adkins, Jr., Bruce D. Angiolillo, and W. Stancil Starnes, were re-elected to the Board and each will serve a three-year term ending at the Annual Meeting of Shareholders in 2022 and until their successors are elected and qualified. Voting was as follows:

	For	Withheld
Kedrick D. Adkins, Jr.	43,850,413	321,250
Bruce D. Angiolillo	43,848,074	323,589
Maye Head Frei	43,953,589	218,074
Edward L. Rand, Jr.	41,890,221	2,281,442
W. Stancil Starnes	42,907,163	1,264,500

(b)	The selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year-ending December 31, 2019 was ratified by the following vote:

For	Against	Abstain
48,440,130	642,998	41,020
(c) The 2018 compensation of our named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain
43,026,977	951,962	192,724
There were a total of 4,952,485 broker non-votes on matters (a) and (c).

Item 7.01	REGULATION FD DISCLOSURE
On May 22, 2019, we issued news releases reporting Edward L. Rand’s election, by our Board of Directors, to succeed W. Stancil Starnes as Chief Executive Officer effective July 1, 2019 as described in Item 5.02, the result of our shareholder meeting as described in Items 5.02 and 5.07, and the declaration of a regular quarterly dividend as described in Item 8.01. We have included these releases in this Current Report on Form 8K as exhibits 99.1, 99.2, and 99.3, respectively.

Item 8.01	OTHER EVENTS
Declaration of Dividend
On May 22, 2019, our Board of Directors declared a quarterly dividend of $0.31 per common share. The record date for the dividend is June 14, 2019 and the payment date is July 11, 2019. Our Board of Directors anticipates a total annual dividend of $1.24 per share, to be paid in equal quarterly installments. However, any decision to pay future cash dividends will be subject to the Board’s final determination after a comprehensive review of the company’s financial performance, future expectations and other factors deemed relevant by the Board.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
    99.1 Our news release, dated May 22, 2019, announcing executive management changes effective July 1, 2019.
    99.2 Our news release, dated May 22, 2019 announcing the results of voting at the 2019 Annual Meeting of Stockholders.
99.3 Our news release, dated May 22, 2019, announcing the declaration of a quarterly cash dividend by our Board at their meeting on May 22, 2019.
We are furnishing Exhibits 99.1, 99.2, and 99.3 to this Current Report on Form 8-K in support of Items 5.02, 5.07, 7.01 and 8.01. These exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2019

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
Jeffrey P. Lisenby General Counsel

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